Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:	Press Contact:
Krishna Shankar Head of Investor Relations Phone: (408) 574-6995 E-mail: krishna.shankar@idt.com	Krista Pavlakos IDT Director, Communications Phone: (408) 574-6640 E-mail: krista.pavlakos@idt.com

IDT STOCKHOLDERS APPROVE MERGER PROPOSAL

SAN JOSE, Calif., January 15, 2019 — Integrated Device Technology, Inc. (IDT®) (NASDAQ: IDTI), a leading supplier of high-performance system-level analog/mixed-signal semiconductors, today announced that, at the Company’s special meeting of stockholders held on January 15th, 2019, IDT stockholders voted to adopt the Agreement and Plan of Merger, dated September 10, 2018, by and between IDT and Renesas Electronics Corporation (“Renesas”, TSE: 6723), a premier global supplier of advanced semiconductor solutions.

Approximately 99% of all votes cast voted in favor of the adoption of the merger agreement, representing approximately 82% of all outstanding shares as of November 23, 2018, the record date for the special meeting. The final voting results for each of the proposals voted on at the special meeting of stockholders will be reported on a Current Report on Form 8-K, in accordance with the rules of the U.S. Securities and Exchange Commission.

Closing of the transaction remains subject to customary closing conditions and remaining regulatory approvals.

On December 21, 2018, IDT reported that the Committee on Foreign Investment in the United States (CFIUS) review regarding national security concerns relating to the Merger was underway and the initial 45-day review period would conclude by January 2, 2019. Due to the U.S. government shutdown that commenced in December 2018, this review period has been tolled pursuant to section 1709 of the Foreign Investment Risk Review Modernization Act of 2018, and will resume following the resumption of operations by the relevant U.S. government agencies.

As previously announced, the two companies have already received regulatory antitrust approval for the proposed transaction from China, Germany, Hungary, and Korea. In addition, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed acquisition expired at 11:59 p.m., Eastern time, on October 22, 2018.

About IDT

Integrated Device Technology, Inc. develops system-level solutions that optimize its customers’ applications. IDT’s market-leading products in RF, timing, wireless power transfer, serial switching, interfaces and sensing solutions are among the company’s broad array of complete mixed-signal solutions for the communications, computing, consumer, automotive and industrial segments. Headquartered in San Jose, Calif., IDT has design, manufacturing, sales facilities and distribution partners throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, YouTube and Google+.

Forward Looking Statements

Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding closing of the merger transaction, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

2